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                                                    EXHIBIT 10(x)
                      SPRINGFIELD BANK FOR COOPERATIVES
                                67 Hunt Street
                         Agawam, Massachusetts 01001




                          As of September 21, 1993


Pro-Fac Cooperative, Inc.
Curtice-Burns Foods, Inc.
90 Linden Place
Rochester, New York 14625

                            Re:  Waiver of Events of Default
                                 Under Financing Agreements and
                                 Amendments to Financing Agreements

Gentlemen:

         Springfield Bank for Cooperatives (the 'Bank') has financing arrangements with Pro-Fac Cooperative, Inc. (the
'Borrower') pursuant to certain agreements, including, without limitation, the following:

         (a) Master Agreement, dated October 8, 1981, as amended, between the Bank and the Borrower (the 'Master
Agreement');

         (b)    Seasonal Loan Agreement, dated December 10,
1992, as amended, between the Bank and the Borrower (the
'Seasonal Loan Agreement');

         (c) Seasonal Loan Agreement (Letters of Credit), dated February 9, 1993, as amended, between the Bank and the Borrower (the 'Seasonal Loan Agreement (Letters of Credit)');

         (d)    Term Loan Agreement dated June 10, 1993 (No.
T-6090) and three Term Loan Agreements, each dated
December 20, 1991 (Nos. T-5715-G and T-5716-G, Nos. T-5718-G
and T-5719-G and Nos. T-5720-F and T-5721-F), each as amended, between the Bank and the Borrower (the 'Term Loan
Agreements');

         (e) Guaranty, dated July 2, 1990, as amended, executed and delivered by Curtice-Burns Foods, Inc. (the 'Guarantor') to the Bank, pursuant to which the Guarantor has unconditionally guarantied to the Bank the payment when due of all now existing and hereafter arising obligations,


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liabilities and indebtedness of the Borrower to the Bank (the
'Guaranty').

         All of the foregoing agreements, together with all related agreements, instruments and documents, including, but not limited to, this letter agreement ('Letter Agreement') and all present and future agreements, instruments and documents creating or evidencing indebtedness of the Borrower to the Bank and/or granting to the Bank security for such indebtedness, as the same may now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, are hereinafter collectively referred to as the 'Financing Agreements'.

         As used in this Letter Agreement, the term 'Event of Default' means an event upon the occurrence of which the Bank has the option pursuant to the Financing Agreements of declaring the entire unpaid indebtedness of the Borrower to the Bank immediately due and payable upon written notice from the Bank to the Borrower. The Borrower and the Guarantor are hereinafter sometimes referred to collectively as the 'Obligors'.

         Based upon the financial results of the Obligors on a combined basis for their fiscal year ended June 26, 1993, Events of Default have occurred and are continuing under the Term Loan Agreements and the Guaranty by reason of the failure by the Obligors to comply with the financial covenants (the 'Financial Covenants') contained in paragraph H, subparagraphs (1)(i) and 4 of paragraph L and paragraph N of the section of each of the Term Loan Agreements entitled 'ADDITIONAL CONDITIONS' and by the Guarantor's failure to comply with paragraph 7 (p) of the Guaranty (the 'Existing Events of Default').

         The Obligors have requested the Bank to waive the Existing Events of Default, modify the Financial Covenants and extend the term of the Seasonal Loan Agreement.

         In consideration of the waiver by the Bank of the Existing


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Events of Default, the modification by the Bank of
the Financial Covenants and the extension of the term of the Seasonal Loan Agreement, and the mutual agreements of the Obligors and the Bank, all as provided for herein, the parties hereto agree as follows:

         1.  ACKNOWLEDGEMENT OF INDEBTEDNESS BY OBLIGORS.
The Obligors acknowledge and confirm that:

             (a) As of September 9, 1993, the Borrower is indebted to the Bank (i) under the Seasonal Loan Agreement in the principal amount of $35,000,000, together with unpaid interest accrued thereon in the amount of $232,691.20, (ii) under the Seasonal Loan Agreement (Letters of Credit) outstanding letters of credit issued or caused to be issued by the Bank for the account of Borrower and/or Guarantor as listed on Schedule A hereto, (ii) under the Term Loan Agreements in the aggregate principal amount of $184,000,000, together with unpaid accrued interest thereon, in the amount of $2,178,961.57, and (iii) under the Financing Agreements, for all fees and charges payable thereunder, including, but not limited to, the costs and expenses incurred by the Bank in connection with the preparation and negotiation of this Letter Agreement and the other Financing Agreements prepared and negotiated in connection herewith, including but not limited to, UCC, tax lien and judgment search fees, title search fees, title insurance premiums, filing and recording fees and attorneys' fees and disbursements (the aggregate sum of the amounts due the Bank as set forth in subparagraphs
(i), (ii) and (iii) of this paragraph 1(a) is hereinafter collectively referred to as the 'Debt');

             (b) the Debt is owing by the Obligors to the Bank without defense, offset or counterclaim of any kind; and

             (c) each of the Financing Agreements to which the Borrower is a party is in full force and effect and enforceable against the Borrower

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in accordance with its terms, all without defense, offset or counterclaim of any kind, and each of the Financing Agreements to which the Guarantor is a party, including, but not limited to the Guaranty, is in full force and effect and enforceable against Guarantor in accordance with their terms, all without defense, offset or counterclaim of any kind.

         2.  Waiver of Existing Events of Default by Bank.
The Bank hereby waives the Existing Events of Default from the date of their occurrence through the date hereof, provided, however, that this waiver shall not constitute a waiver of any Event of Default occurring or existing at any time after the date hereof.

         3. Waiver and Extension Fee. In consideration of the waiver by the Bank of the Existing Events of Default as set forth herein and the extension by the Bank of the term of the Seasonal Loan Agreement as set forth herein, the Borrower agrees to pay to the Bank in immediately available funds a fee in the sum of $115,000 (the 'Waiver and Extension Fee') upon execution and delivery of this Agreement.

         4.  Amendments to Master Agreement.  The Master
Agreement is amended as follows:

         (a)    Paragraph 12 of the Master Agreement
entitled 'DEFAULT' is amended by deleting the word 'or' at the end of clause (9) thereof and adding a new clause (11) following clause (10) thereof reading as follows:

             '; or (11) a 'Change of Control' occurs. As used herein, 'Change of Control' means an event of series of events by which (i) any 'person' (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes on or after the date hereof the 'beneficial owner' (as defined in Rules 13d-3 and 13d-5

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             under the Securities Exchange Act of 1934, as
             amended, except that a person shall be deemed to have 'beneficial ownership' of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the aggregate voting power of all the capital stock of Curtice-Burns Foods, Inc., a New York Corporation ('Curtice-Burns') normally entitled to vote in the election of directors ('Voting Stock'); or (ii) Curtice-
             Burns consolidates with or merges into another person or conveys, transfers or leases all or substantially all of its assets to any person, or any person consolidates with or merges into Curtice-Burns, in either event pursuant to a transaction in which the outstanding Voting
             Stock of Curtice-Burns is changed into or exchanged for cash, securities or other property, other than any such transaction where the holders of the Voting Stock of Curtice-
             Burns immediately prior to such transaction own, directly or indirectly, immediately after such transaction, Voting Stock of such surviving corporation entitling them to not less than 50% of the aggregate voting power of all Voting Stock of such surviving corporation provided, however, that for the purposes of this definition of 'Change of Control' only, the term 'person' shall not include the Association or Agway Inc.'

         (b) Paragraphs 16, 17 and 18 are added to the Master Agreement as follows:

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            '16.  GOVERNING LAW:  This Agreement shall be
         construed in accordance with and governed by the internal laws of the State of New York.

            17. SUBMISSION TO JURISDICTION; SERVICE OF
PROCESS: The Association irrevocably submits and consents to the non-exclusive jurisdiction of the State and Federal Courts located in New York with respect to any action or proceeding arising out of or relating to this Agreement. In any such action or proceeding, the Association waives personal service of the summons and complaint or other process and agrees that service thereof may be by certified mail, return receipt requested, direct to the Association at 90 Linden Place, P.O. Box 682, Rochester, New York 14603, Attention: General Manager, or in any other manner permitted by the rules of said Courts.

            18. WAIVER OF TRIAL BY JURY:  THE ASSOCIATION
         AND THE BANK HEREBY WAIVE ANY RIGHT TO A TRIAL BY
         JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR
         DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY
         AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT
         DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED
         IN CONNECTION HEREWITH OR ARISING FROM ANY
         RELATIONSHIP EXISTING IN CONNECTION WITH THIS
         AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR
         PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT
         BEFORE A JURY.'

         5.  Amendments to Seasonal Loan Agreement.  The
Seasonal Loan Agreement is amended as follows:

         (a)    The first paragraph of the Seasonal Loan
Agreement is amended in its entirety to read as follows:

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            'The findings required by law having been duly
             made, the Springfield Bank for Cooperatives
             (the 'Bank'), pursuant to application dated
             September 11, 1992, hereby agrees to advance to PRO-FAC COOPERATIVE, INC., ROCHESTER, NEW YORK (the 'Association'), for general operating capital purposes, an amount not to exceed at any one time outstanding the lesser of (a) $46,000,000 or (b) the 'Borrowing Base', as hereinafter defined. As used herein, 'Borrowing Base' shall have the meaning ascribed to such term in the Credit Agreement dated September 4, 1992, as amended on or before September 15, 1993, (the 'Commercial Bank Credit Agreement') by and among Curtice-Burns Foods, Inc., as borrower, Chase Manhattan Bank, N.A. (as successor by merger to Chase Lincoln First Bank, N.A.), The Northern Trust Company, Manufacturers and Traders Trust Company, First Interstate Bank of Washington, N.A., Daiwa Bank Trust Company, National Westminster Bank U.S.A., as lenders, and the Chase Manhattan Bank, N.A., as agent for such lenders, and shall continue to have such meaning notwithstanding (i) any amendment which may be effected after the date hereof to the term 'Borrowing Base' as contained in the Commercial Bank Credit Agreement or (ii) the termination of the Commercial Bank Credit Agreement.

         (b) The section of the Seasonal Loan Agreement entitled 'REPAYMENT' is amended in its entirety to read as follows:

         'REPAYMENT:
     Without limiting the right of the Bank
     to demand payment in full or in part at any time, unless demand is made at an earlier date, all advances made hereunder shall be repaid on or before January 1, 1994.'

         (c) A new section entitled 'PREPAYMENT' shall be inserted following the section entitled 'REPAYMENT' reading as follows:

         'PREPAYMENT':
     The Association shall prepay upon
     demand by the Bank that portion of the outstanding principal balance of the advances, if any, which exceeds the Borrowing Base.'

         (d) The section of the Seasonal Loan Agreement entitled 'INTEREST' is amended in its entirety to read as follows:

         'INTEREST:  Except to the extent advances made
                     hereunder are pursuant to the Bank's
                     variable rate seasonal loan program,
                     the loan made hereunder shall bear
                     interest in the Low-1 classification,
                     which classification and rate are both
                     subject to change as provided in
                     Paragraph 6 of the Master Agreement.'

         (e) The first paragraph of the section of the Seasonal Loan Agreement entitled 'EXPIRATION DATE' is amended in its entirety to read as follows:

        'EXPIRATION No portion of the commitment under this
         DATE:      loan agreement shall be advanced after
                     December 31, 1993, except that the Bank
                     may at its option extend said
                     expiration date for such period or
                     periods of time as the Bank shall in
                     its sole discretion determine.'

         (f) The section of the Seasonal Loan Agreement entitled 'ADDITIONAL CONDITIONS' is amended as follows:

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             (i)  The second sentence of paragraph 1 thereof
         is amended by deleting therefrom the sum
         '$120,000,000.00' and substituting therefor the sum of '$100,000,000.00';

             (ii) The second sentence of paragraph 2 thereof is amended by deleting therefrom the sum
         '$28,000,000.00' and substituting therefor the sum
         '$8,000,000.00'; and

             (iii)A new paragraph 4 is added thereto
         following paragraph 3 thereof reading as follows:

             '4. While this Loan Agreement is in effect, furnish to the Bank a Borrowing Base
             Certificate within 20 days after the end of each calendar month in substantially the form of Exhibit D to the Commercial Banks Credit
             Agreement.'

         6. Amendments to Seasonal Loan Agreement (Letters of Credit). The Seasonal Loan Agreement (Letters of Credit) is amended as follows:

         (a) The phrase 'the Association shall (1) repay in full all advances made hereunder on or before December 1, 1993' in the first paragraph of the Section entitled
'REPAYMENT' is amended by deleting 'December 1, 1993' therefrom and substituting 'January 1, 1994' therefor.

         (b) The section entitled 'INTEREST' is amended in its entirety to read as follows:

         'INTEREST:  No portion of the commitment under this
                     loan agreement shall be advanced after
                     December 31, 1993, except that the Bank
                     may at its option extend said
                     expiration date for such period or
                     periods of time as the Bank shall, in
                     its sole

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discretion, determine.'

         (c)      The first paragraph of the section
entitled 'EXPIRATION DATE' is amended in its entirety to read as follows:

         'EXPIRATION: No portion of the commitment under this loan agreement shall be advanced after December 31, 1993, except that the Bank may at its option extend said expiration date for such period or periods of time as the Bank shall, in its sole discretion, determine.'

         7. Amendments to Term Loan Agreements. Each of the Term Loan Agreements is amended as follows:

         (a) Paragraph 1 of the section of each of the Term Loan Agreements entitled 'INTEREST' is amended in its entirety as follows:

         'INTEREST:  1. Variable and fixed rate loans made
                        hereunder shall bear interest in the
                        Low-1 classification, which
                        classification and rate are both
                        subject to change as provided in
                        Paragraph 6 of the Master
                        Agreement.'

         (b)      The section of each of the Term Loan
Agreements entitled 'ADDITIONAL CONDITIONS' is amended as follows:

             (i)  Paragraph 'D' thereof is amended in its
         entirety to read as follows:

             'D) Except for the payment of cash dividends on its capital stock, and except for the cash distributions of earnings set forth in Paragraph G below, not make

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                  any distribution or disposition of its assets
                  to its stockholders.'

             (ii) Paragraph 'G' thereof is amended in its entirety to read as follows:

             'G) Not make cash distributions in excess of 20% of net proceeds as that term is used in the Association's most recent audited financial statement, after deducting allocations to earned surplus and after accrual or payment of 100% of the established commercial market values.'

             (iii)Paragraph 'H' thereof is amended in its entirety to read as follows:

             'H) Make no cash payments to growers for raw products in excess of 85% of established commercial market values if the 'excess of revenues before taxes, dividends and allocations of net proceeds' (as determined in accordance with generally accepted accounting principles) is less than 10% of established commercial market value after the third quarter of each fiscal year. This provision is not intended to apply to payments made under the Commercial Market Value Stabilization Program as previously approved by the Bank.'

             (iv) Paragraph 'L' thereof is amended in its entirety to read as follows:

             'L)  Together with Curtice-Burns Foods, Inc.
                  and its subsidiaries on a combined basis in accordance with generally accepted accounting principles:

         '1) i. Achieve total net worth (including capital stock, earnings allocated to members and earned surplus) of not less than 25% of assets as of the end of each fiscal quarter and 37% of assets as of each fiscal year-end.

             ii. Achieve a tangible net worth of not less than 22% of assets as of the end of each fiscal quarter and 30% of assets as of each fiscal year-end.

             2) Maintain a current ratio of not less than 1.4:1 as of the end of each fiscal quarter and 1.6:1 as of each fiscal year-end.

             3)   Achieve working capital of at least
                  $100,000,000 as of the end of each fiscal quarter and as of each fiscal year-end.

             4) Not allow the ratio of long-term debt to total net worth to exceed 1.1:1.0 at the end of the first quarter of fiscal year 1994 and 1.0:1.0 at the end of each fiscal quarter thereafter.

                  For the purposes of this computation,
                  subordinated debt to members shall not be considered long-term debt.

                  For the purposes of this Condition unless specified otherwise herein, net worth, tangible net worth, working capital, total assets, current ratio and long-term debt shall be determined in accordance with generally accepted accounting principles.'

             (v)  Paragraph 'M' thereof is amended in its
         entirety to read as follows:

             'M)  Together with Curtice Burns and its
                  subsidiaries, not invest in or acquire any corporations or other entities or portions thereof, whether by cash, stock or any other means.'

             (vi) Paragraph 'N' thereof is amended in its entirety to read as follows:

             'N) Maintain as of each fiscal year-end a debt coverage ratio of 1.5:1 as defined below:

                  The total during the fiscal year for both the Association and Curtice Burns of net income after tax plus depreciation and amortization and all term debt interest expense minus the total of Association cash patronage distributions, common and preferred stock dividends and Curtice Burns common stock dividends divided by the total of the Association's actual term debt repayment obligation to the Bank plus all term debt interest expense incurred by both the Association and Curtice Burns.'

              (vii)  Paragraph 'O' thereof is amended in its
         entirety to read as follows:

             'O)  Together with Curtice Burns and its
                  subsidiaries, not make any expenditures
                  for fixed or capital assets which would
                  cause the aggregate of all such


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                  expenditures to exceed $21,000,000 during
                  calendar year 1993.'

             (viii)  A new Paragraph 'P' is added thereto
     following Paragraph 'O' thereof reading as follows:

             'P)  Achieve earnings of at least 90% of its
                  fiscal 1994 plan as of the end of each
                  fiscal quarter.  For purposes of this
                  Condition 'P' (i) 'earnings' means 'Excess of Revenues before Taxes, Dividends and Allocation of Net Proceeds' (excepting the impact of FASB 109 on earnings in the form of a non-cash extraordinary item related to an increase in federal taxes) determined in accordance with generally accepted accounting principles, and (ii) 'fiscal 1994 plan' means, collectively,
                  (A) the Curtice-Burns Foods, Inc./Pro-Fac
                  Cooperative, Inc. Estimated Balance Sheet
                  June 26, 1993 to June 25, 1994 and (B) the
                  Statement of Net Proceeds for Pro-Fac
                  Cooperative, Inc. - Fiscal 1994 Plan -
                  After Restructuring, copies of which are attached as Exhibit I and Exhibit III, respectively, to the Letter Agreement re:
                  Waiver of Events of Default under
                  Financing Agreements and Amendments to
                  Financing Agreements, dated as of
                  September 15, 1993, among the Association,
                  Curtice-Burns Foods, Inc. and the Bank.'

        (ix)     A new Paragraph 'Q' is added thereto
         following Paragraph 'P' thereof as follows:

             'Q) The Association shall report quarterly to correspond with its fiscal reporting periods the information necessary to measure compliance with all financial covenants made by the Association to the Bank and shall certify to the Bank that to its best knowledge the Association is in compliance with all such financial covenants.'

         8. Amendments to Guaranty. The Guaranty is amended as follows:
         (a)      A new sub paragraph 'q' is added to
Section 7 of the Guaranty entitled 'Covenants' following sub-paragraph 'p' thereof reading as follows:

             '(q) Achieve net earnings before taxes and
                  dividends of at least 90% of its fiscal
                  1994 plan as of the end of each fiscal
                  quarter (excepting the impact of FASB 109 on earnings in the form of a non-cash extraordinary item related to an increase in federal taxes) determined in accordance with generally accepted accounting principles. For purposes of this subparagraph 'q', 'fiscal 1994 plan' means, collectively, (A) the Curtice-Burns Foods, Inc./Pro Fac Cooperative, Inc. Estimated Balance Sheet - June 26, 1993 to June 25, 1994 and (B) the Estimated Consolidated Statements of Income for Curtice-Burns Foods, Inc. for First, Second, Third and Fourth Fiscal Quarter 1994, respectively, copies of which are attached as Exhibits I and
                  Exhibit II respectively, to the Letter
                  Agreement Re: Waiver of

                  Events of Default Under Financing
                  Agreements and Amendments to Financing
                  Agreements, dated as of September 15,
                  1994, among Guarantor, Pro-Fac
                  Cooperative, Inc. and the Bank.'

         (b) Paragraph 17 is amended in its entirety to read as follows:

            '17 (a) Governing Law.
         This Guaranty shall be construed in accordance with and governed by the internal laws of the State of New York.

                  (b) Submission to Jurisdiction; Service of
Process.

         Guarantor irrevocably submits and consents to the non-exclusive jurisdiction of State and Federal Courts located in New York with respect to any action or proceeding arising out of this Guaranty. In any such action or proceeding Guarantor waives personal service of summons and complaint or other process and agrees that the service thereof may be made by certified mail, return receipt requested, directed to the Guarantor at 90 Linden Place, P.O. Box 681, Rochester, New York 14603, Attention: President, or in any other manner permitted by the rules of said Courts.

             (c)  THE GUARANTOR HEREBY WAIVES ANY RIGHT TO A
TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON THIS
GUARANTY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL
BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.'

         9. Consent to Delivery of Security to Commercial Banks. Notwithstanding anything to the contrary contained in any of the Financing Agreements, the Bank hereby acknowledges and agrees that the Obligors have granted, or are about to grant, to Chase Manhattan Bank, N.A., ('Chase'), The Northern Trust Company ('Northern'), Manufacturers and Traders Trust Company ('Manufacturers'), First Interstate Bank of Washington, N.A.

('Interstate'), Daiwa Bank Trust Company
('Daiwa'), and National Westminster Bank U.S.A. ('NatWest'; and collectively with Chase, Northern, Manufacturers, Interstate, and Daiwa, the 'Commercial Banks') and to Chase, as agent for the Commercial Banks, a Lien (as hereinafter defined) upon the 'Collateral', as defined in the respective Security Agreements dated on or about the date hereof between each of the Obligors and the Commercial Banks and Chase, as agent for the Commercial Banks, to secure all now existing and hereafter arising obligations, liabilities and indebtedness arising under that certain Credit Agreement, dated September 4, 1992, as amended between the Guarantor and the Commercial Banks and under that certain Guaranty, dated September 4, 1992, executed and delivered by the Borrower to the Commercial Banks for the account of the Guarantor. The Bank waives the application of any of the provisions of the Financing Agreements which might otherwise prohibit the granting of such Lien upon such Collateral or any part thereof. For purposes of this paragraph 8, the term 'Lien' shall mean and include any security interest, lien, pledge, hypothecation, collateral assignment, title retention agreement, mortgage, levy, deed of trust, execution, seizure, attachment, garnishment or other encumbrance of title.

         10.      Representations and Warranties by
Obligors. The Obligors hereby represent and warrant to the Bank that the representations and warranties made by each of them respectively in the Financing Agreements are true and correct on and as of the date hereof, as if made on and as of the date hereof, except for representations and warranties relating to a prior date. The Obligors further represent and warrant to the Bank that, except for the Existing Events of Default, no Event of Default has occurred and is continuing.

         11. Delivery of Collateral. In consideration of the waiver by the Bank of the Existing Events of Default, and for other valuable consideration, each of the Obligors agrees that it shall contemporaneously deliver to the Bank, as security for the Debt and all hereafter arising and existing obligations, liabilities and obligations of the Obligors to the

Bank (collectively, together with the Debt, the 'Obligations'), a Lien upon all of their respective now owned and hereafter acquired personal property and all of their respective now owned real property (collectively, the 'Collateral').

         12. Effectiveness of Letter Agreement. This Letter Agreement shall become effective on the date on which the Bank notifies the Borrower that the following documents have been duly executed and/or delivered to it, each in form and substance satisfactory to the Bank and its counsel:

             (a)  This Letter Agreement;

             (b) A Security Agreement between the Borrower and the Bank;

             (c) A Security Agreement between the Guarantor and the Bank;

             (d) UCC-1 financing statements executed by the Borrower and the Guarantor, respectively, for filing in those jurisdictions necessary to perfect the Bank's Lien in the Collateral which can be perfected by filing under the Uniform Commercial Code;

             (e)  A Trademark Collateral Assignment and
                  Security Agreement between the Guarantor and the Bank;

             (f)  A Special Power of Attorney (in
                  quintuplicate) executed by the Guarantor pursuant to said Trademark Collateral
                  Assignment and Security Agreement;

             (g)  A mortgage, deed of trust or such other
                  Lien upon all real property owned by the Obligors, together with all documents requested by the Bank in connection herewith, to secure the Obligations or such lesser portion thereof as the Bank shall determine in its sole discretion;

             (h)  A valid and effective title insurance
                  policy(ies) issued by a company and agent and in such amount(s) as is acceptable to the Bank (a) insuring the priority, amount and sufficiency of the mortgages, deeds of trust or deeds to secure debt granted in favor of Lender with respect to the real property owned by the Obligors, (b) insuring against matters that would be disclosed by surveys and (c) containing any endorsements, assurances or affirmative coverage requested by the Bank for protection of its interests;

             (i)  The Intercreditor Agreement between the
                  Bank and the Commercial Banks and Chase, as agent for the Commercial Banks;

             (j)  All consents, waivers, acknowledgements
                  and other agreements of third persons
                  which the Bank may deem necessary or
                  desirable in order to permit, protect and perfect its Liens upon the Collateral or to effectuate the provisions or purposes of this Letter Agreement and the other Financing Agreements, including, without limitation, waivers by licensor, processors, contractors, warehousemen, lessors and mortgagees of any Liens or other claims by such persons to the Collateral, and agreements permitting the Bank access to the premises to exercise its rights and remedies and otherwise deal with the

                  Collateral;

             (k)  Evidence of insurance and loss payee
                  endorsements required under the Security
                  Agreements;

             (l)  An opinion of Harris Beach & Wilcox,
                  counsel to the Borrower and the Guarantor, with respect to this Letter Agreement, the Financing Agreements executed and delivered in connection herewith, the transactions contemplated hereby and thereby, and such other matters as the Bank may reasonably request;

             (m) Certified copies of all such resolutions, good standing certificates, incumbency certificates and other documents evidencing the good standing of the Borrower and the Guarantor, the corporate authority of the Borrower and the Guarantor to execute this Letter Agreement and the other Financing Agreements contemplated by this Letter Agreement to which each is a party, and the due authorization, execution and delivery of this Letter Agreement and each such other Financing Agreement;

             (n)  Letter from Teachers Insurance and Annuity
                  Association to the Obligor consenting to their grant to the Bank of a Lien upon the Collateral;

             (o)  Receipt by the Bank of the Waiver and
                  Extension Fee;

             (p)  A Guaranty by each of the Curtice-Burns
                  Subsidiaries (as used herein, 'Curtice
                  Burns Subsidiaries' means Curtice Burns
                  Export Corporation, Curtice Burns

                  Express, Inc. Finger Lakes Packaging Co., Inc., Kennedy Endeavors, Inc., Curtice Burns
                  Meat Snacks, Inc., Nalley's Canada,
                  Limited, Quality Snacks of Maryland, Inc.,
                  La Restaurante, Inc., Quality Snax, Inc.,
                  Snyder's Potato Chips, Inc., Seasonal
                  Employer's, Inc., and Husman Potato Chips,
                  Inc.) and Pro-Fac Holding Co. of Iowa,
                  Inc. ('Pro-Fac Iowa') of all now existing and hereinafter arising obligation of the Borrower to the Bank in substantially the form of the Guaranty of the Guarantor to the Bank;

             (q) A Security Agreement between each of the Curtice-Burns Subsidiaries and the Bank and Pro-Fac Iowa and the Bank in substantially the form of the Security
                  Agreement between the Guarantor and the
                  Bank; and

             (r)  UCC-1 financing statements executed by
                  each of the Curtice-Burns Subsidiaries and Pro-Fac Iowa for filing in those jurisdictions necessary to perfect the Bank's Lien in all of their respective now owned and hereafter acquired personal property which can be perfected by filing under the Uniform Commercial Code.

         13. Further Assurances. The Borrower and the Guarantor shall take such action and execute and deliver to the Bank, or cause such action to be taken, or cause to be executed and delivered to the Bank, all such documents, instruments and agreements as the Bank shall deem necessary or desirable to carry out the purposes and intent of this Letter Agreement and the other Financing Agreements.

         14.      Letter Agreement subject to Master
Agreement. This Letter Agreement is subject to all of the terms and conditions of the Master Agreement.
         15. Continuing Effect of Financing Agreements. This Letter Agreement shall not constitute a waiver or amendment of any provision of any of the Financing Agreements not expressly referred to herein and shall not be construed as a consent to any further or future action on the part of the Borrower or the Guarantor that would require consent by the Bank. Except as expressly amended or waived herein, the provisions of the Financing Agreements are and shall remain in full force and effect.
         16. Counterparts. This Letter Agreement may be executed in any number of counterparts, and by the Bank and each of the Obligors in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         Please indicate your agreement to all of the foregoing by executing this Letter Agreement by a duly authorized officer where indicated below and return this Letter Agreement to the Bank.
                  Very truly yours,

                  SPRINGFIELD BANK FOR COOPERATIVES

                  By: _____________________________

                  Title: __________________________

READ AND AGREED TO:

PRO-FAC COOPERATIVE, INC.

By: _________________________

Title: ______________________


CURTICE-BURNS FOODS, INC.

By: _________________________

Title: ______________________

                                                      EXHIBIT 10(x)


              SPRINGFIELD BANK FOR COOPERATIVES
                       67 Hunt Street
                 Agawam, Massachusetts 01001


                          December 27, 1993


Pro-Fac Cooperative, Inc.
Curtice-Burns Foods, Inc.
90 Linden Place
Rochester, New York  14625


         Re:  Amendments to Seasonal Loan Agreement
              and Seasonal Loan Agreement (Letters of Credit)

Gentlemen:

      Reference is made to the following documents:

      A. Seasonal Loan Agreement, dated December 10, 1992, as amended, between Springfield Bank for Cooperatives (the
'Bank') and Pro-Fac Cooperative, Inc. (the 'Borrower') (the
'Seasonal Loan Agreement');

      B.   Seasonal Loan Agreement (Letters of Credit), dated
February 9, 1993, as amended, between the Bank and the Borrower (the 'Seasonal Loan Agreement (Letters of Credit)';
and

      C. Guaranty, dated July 2, 1990, as amended, executed and delivered by Curtice-Burns Foods, Inc. (the 'Guarantor') to the Bank, pursuant to which the Guarantor has unconditionally guaranteed to the Bank the payment when due of all now existing and hereafter arising obligations, liabilities and indebtedness of the Borrower to the Bank.

      It is hereby agreed, effective as of December 31, 1993, as follows:

      1.   The Seasonal Loan Agreement is amended as follows:

           (a) The first paragraph of the section of the Seasonal Loan Agreement entitled 'EXPIRATION DATE' is amended in its entirety to read as follows:

             'EXPIRATION No portion of the commitment under
              DATE:      loan agreement shall be advanced
                         after January 31, 1994, except that
                         the Bank may at its option extend
                         said expiration date for such
                         period or periods of time as the
                         Bank shall in its sole discretion
                         determine.'

           (b) The section of the Seasonal Loan Agreement entitled 'REPAYMENT' is amended in its entirety to read as follows:

              'REPAYMENT: Without limiting the right of the
                          Bank to demand payment in full or in part at any time, unless demand is made at an earlier date, all advances made hereunder shall be repaid on or before February 1, 1994.'

        2. The Seasonal Loan Agreement (Letters of Credit) is amended as follows:

           (a) The first paragraph of the section entitled
'EXPIRATION DATE' is amended in its entirety to read as follows:

              'EXPIRATION No portion of the commitment under
                          this loan agreement shall be advanced after January 31, 1994, except that the Bank may at its option extend said expiration date for such period or periods of time as the Bank shall, in its sole discretion, determine.'

           (b) The phrase 'the Association shall (1) repay in full all advances made hereunder on or before January 1, 1994' in the first paragraph of the Section entitled
'REPAYMENT' is amended by deleting 'January 1, 1994' therefrom and substituting February 1, 1994' therefor.

        3. Except as hereby amended, the Seasonal Loan Agreement and the Seasonal Loan Agreement (Letters of Credit) shall remain in full force and effect in accordance with their terms and the foregoing amendments shall not constitute a waiver of any right or remedy available to the Bank including, without limitation, the right of the Bank to declare a default under the Letter Agreement Re: Post-Closing Conditions, dated as of September 21, 1993, among the Bank, the Borrower and the Guarantor.

      Please have Pro-Fac Cooperative, Inc. execute this agreement where indicated below to confirm its agreement to the foregoing and Curtice-Burns Foods, Inc. execute this agreement where indicated below to confirm its acknowledgement of the foregoing and return the fully executed agreement to us.

                         Very truly yours,

                         SPRINGFIELD BANK FOR COOPERATIVES


                  By: _____________________________

                  Title: __________________________


AGREED:

PRO-FAC COOPERATIVE, INC.


By: _________________________

Title: ______________________


ACKNOWLEDGED:

CURTICE-BURNS FOODS, INC.

By: _________________________

Title: ______________________

                                                     EXHIBIT 10(x)

                     SPRINGFIELD BANK FOR COOPERATIVES
                               67 Hunt Street
                        Agawam, Massachusetts 01001

                          As of January 31, 1994


Pro-Fac Cooperative, Inc.
Curtice-Burns Foods, Inc.
90 Linden Place
Rochester, New York 14625

                          Re: Amendments to Financing Agreements

Gentlemen:

         Springfield Bank for Cooperatives (the 'Bank') has financing arrangements with Pro-Fac Cooperative, Inc. (the
'Borrower') pursuant to certain agreements, including, without limitation, the following:

         (a) Master Agreement, dated October 8, 1981, as amended, between the Bank and the Borrower (the 'Master
Agreement');

         (b)      Seasonal Loan Agreement, dated
December 10, 1992, as amended, between the Bank and the Borrower (the 'Seasonal Loan Agreement');

         (c)      Seasonal Loan Agreement (Letters of
Credit), dated February 9, 1993, as amended, between the Bank and the Borrower (the 'Seasonal Loan Agreement (Letters of
Credit)'; together with the Seasonal Loan Agreement, collectively, the 'Seasonal Loan Agreements');

         (d) Term Loan Agreement dated June 10, 1993 (No. T-6090) and three Term Loan Agreements, each dated December 20, 1991 (No. T-5715-G and T-5716-G, No. T-5718-G
and T-5719-G and No. T-5720-F and T-5721-F), each as amended, between the Borrower and the Bank (the 'Term Loan Agreements');

        (e) Guaranty, dated July 2, 1990, as amended, executed and delivered by Curtice-Burns Foods, Inc. (the 'Guarantor') to the Bank, pursuant to which the Guarantor has unconditionally guarantied to the Bank the payment when due of all now existing and hereafter arising obligations, liabilities and indebtedness of the Borrower to the Bank (the 'Guaranty').

         All of the foregoing agreements, together with all related agreements, instruments and documents, including, but not limited to, this letter agreement ('Letter Agreement') and all present and future agreements, instruments and documents creating or evidencing indebtedness of the Borrower to the Bank and/or granting to the Bank security for such indebtedness, as the same may now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, are hereinafter collectively referred to as the 'Financing Agreements'.

         The Borrower and the Guarantor are hereinafter sometimes referred to collectively as the 'Obligors'.

         The Obligors have requested the Bank to (i) extend the term of the Seasonal Loan Agreements, (ii) advance to the Association $20,000,000 under Term Loan Agreement No. T-6090,
(iii) in connection with repayment by the Association of $20,000,000 of the unpaid principal balance under Term Loan Agreement No. T-5720-F and T-5721-F, modify the repayment schedule of the unpaid principal amount thereunder, and (iv) modify certain of the covenants contained in the Seasonal Loan Agreement and the Term Loan Agreements.

         In consideration of the Bank's agreement to the foregoing request by the Obligors, and the mutual agreements of the Bank and the Obligors as provided for herein, the parties hereto agree, effective as of January 31, 1994, as follows:

1.  Amendments to Seasonal Loan Agreement.  The
Seasonal Loan Agreement is amended as follows:

         (a) The first paragraph of the section of the Seasonal Loan Agreement entitled 'EXPIRATION DATE' is amended in its entirety to read as follows:

        'EXPIRATION  No portion of the commitment under this
         DATE: loan agreement shall be advanced after November 30, 1994, except that the Bank may at its option extend said expiration date for such period or periods of time as the Bank shall in its sole discretion determine.'

         (b) The section of the Seasonal Loan Agreement entitled 'REPAYMENT' is amended in its entirety to read as follows:

         'REPAYMENT: Without limiting the right of the Bank
                     to demand payment in full or in part at any time, unless demand is made at an earlier date, all advances made hereunder shall be repaid on or before December 1, 1994.'

         (c)      Paragraph 2 of the section of the Seasonal
Loan Agreement entitled 'ADDITIONAL CONDITIONS' is amended in its entirety to read as follows:

         '2.      While this loan agreement is in effect,
         the Association agrees that at some time during each fiscal year, the Association, together with Curtice Burns and its subsidiaries, shall simultaneously have all short-term lines of credit maintained in a fully paid status for a period of at least fifteen (15) consecutive days.'

         2. Amendments to Seasonal Loan Agreement (Letters of Credit). The Seasonal Loan Agreement (Letters of Credit) is amended as follows:

         (a)      The first paragraph of the section
entitled 'EXPIRATION DATE' is amended in its entirety to read as follows:

         'EXPIRATION: No portion of the commitment under this loan agreement shall be advanced after November 30, 1994, except that the Bank may at its option extend said expiration date for such period or periods of time as the Bank shall, in its sole discretion, determine.'

         (b) The phrase 'the Association shall (1) repay in full all advances made hereunder on or before February 1, 1994' in the first paragraph of the Section entitled
'REPAYMENT' is amended by deleting 'February 1, 1994' therefrom and substituting 'December 1, 1994' therefor.

         (c) The section entitled 'INTEREST' is amended in its entirety to read as follows:

         'INTEREST:  Except to the extent advances made
                     hereunder are pursuant to the Bank's
                     variable rate seasonal loan program,
                     any advances made hereunder shall bear
                     interest in the Low-1 Classification,
                     which classification and rate are both
                     subject to change as provided in
                     paragraph 6 of the Master Agreement.'

         3. Amendments to Term Loan Agreement No. T-6090.
Term Loan Agreement No. T-6090 is amended as follows:

         (a) The following is added at the end of the initial paragraph thereof:

         'The Bank and the Association hereby agree that the unpaid principal balance hereunder as of January
         31, 1994 is $20,000,000.'

         (b)      The section of the Term Loan Agreement No.
T-6090 entitled 'PURPOSE' is amended in its entirety to read as follows:

         'PURPOSE:   Advances made hereunder shall be used
                     to refinance a portion of the
                     Associations outstanding term loan
                     indebtedness in the amount of
                     $20,000,000 due the Bank under Loan
                     Agreement No. T-5720-F and T-5721-F.'

     (c) The section of Term Loan Agreement No. T-6090 entitled 'COMMITMENT FEE' is deleted.

     (d)     The first sentence of the section of Term Loan
Agreement No. T-6090 is amended in its entirety to read as follows:

         'All advances made hereunder shall be repaid in six
         (6) equal consecutive annual installments of $2,000,000 each, due on or before the first day of November of each year, beginning November 1, 1994, with a final annual installment of $8,000,000 due on or before November 1, 2000.'

        (e)      The section of Term Loan Agreement No. T-
6090 entitled 'TRANSFER AND COMMITMENT CANCELLATION' is amended in its entirety to read as follows:

         'TRANSFER     The $20,000,000 portion of the unpaid balance on
         AND           loan agreement No. T-5720-F and T-5721-F shall be
         COMMITMENT    charged against the commitment herein as of January
         CANCELLATION: 31, 1994, provided such portion does not exceed the commitment herein. Upon such transfer, the $20,000,000 portion of the commitment on loan agreement No. T-5720-F and T-5721-F shall be canceled.'

         (f)      The section of Term Loan Agreement No. T-
6090 entitled 'EXPIRATION DATE' is amended in its entirety to read as follows:

         'EXPIRATION No portion of the commitment under this loan agreement
         DATE: shall be advanced after November 30, 1994, except that the Bank may at its option extend said expiration date for such period or periods of time as the Bank shall in its sole discretion, determine.'

         4. Amendments to Term Loan Agreement No. T-5720-F and T-5721-F. Term Loan Agreement No. T-5720-F and T-5721-F is amended as follows:

         (a) The last sentence of the initial paragraph thereof is amended in its entirety to read as follows:

         'The Bank and the Association hereby agree that the unpaid principal balance hereunder as of January
         31, 1994 is $33,013,972.09.'

         (b)      The first sentence of the section of Term
Loan Agreement No. T-5720-F and T-5721-F entitled 'REPAYMENT' is amended in its entirety as follows:

         'Advances made hereunder shall be repaid as follows:

             'A) Two (2) annual installments of $8,000,000 each due on or before November 1, 2001 and November 1, 2002, respectively;

              B) $10,000,000 due on or before November 1, 2003; and

              C) $7,013,972.09 due on or before November 1, 2004.'

         5. Amendments to Term Loan Agreements. Each of the Term Loan Agreements is amended as follows:

         (a)      The section of each of the Term Loan
Agreements entitled 'ADDITIONAL CONDITIONS' is amended as follows:

             (i)  Paragraph 'E' thereof is amended in its
         entirety to read as follows:

             'E)  Not obtain loans from other lenders and
                  not become a guarantor, surety or
                  otherwise liable for the debts or
                  obligations of any person, firm or
                  corporation other than Curtice-Burns.
                  Notwithstanding the above, consent is
                  herewith granted for the Association to
                  incur or in any manner become liable to
                  other parties for debt with an original
                  term in excess of one year in connection with, and only in connection with, an industrial revenue bond financing arrangement.'

       (ii) Paragraph 'K' thereof is amended in its entirety to read as follows:

             'K) Maintain in full force and effect and not amend in any way any of its Agreements with Curtice-Burns including but not limited to the Integrated Agreement dated
                  June 27, 1992, as it may have heretofore been amended.'

             (iii) Paragraph 'L' thereof is amended in its entirety to read as follows:

             'L)  Together with Curtice-Burns Foods, Inc.
                  and its subsidiaries on a combined basis in accordance with generally accepted accounting principles:

                  '1)  i. Achieve total net worth (including capital
                          stock, earnings allocated to members and earned surplus) of not less than 32% of assets as of the end of each fiscal quarter and 38% of assets as of each fiscal year-end.

                      ii. Achieve a tangible net worth of
                          not less than 27% of assets as of the end of each fiscal quarter and 32% of assets as of each fiscal year-end.

                  2)      Maintain a current ratio of not
                          less than 1.4:1 as of the end of
                          each fiscal quarter and 1.6:1 as
                          of each fiscal year-end.

                 3)      Achieve working capital of at
                          least $95,000,000 as of the end of
                          each fiscal quarter and as of each
                          fiscal year-end.

                  4)      Not allow the ratio of long-term
                          debt to total net worth to exceed
                          1.1:1.0 at the end of the first
                          quarter of fiscal year 1994 and
                          1.0:1.0 at the end of each fiscal
                          quarter thereafter.

                          For the purposes of this
                          computation, subordinated debt to
                          members shall not be considered
                          long-term debt.

                  For the purposes of this Condition unless specified otherwise herein, net worth, tangible net worth, working capital, total assets, current ratio and long-term debt shall be determined in accordance with generally accepted accounting principles.'

             (iv)  Paragraph 'P' thereof is amended in its
     entirety to read as follows:

             'P)  Achieve earnings of at least 90% of its
                  fiscal 1994 plan as of the end of each
                  fiscal quarter.  For purposes of this
                  Condition 'P' (i) 'earnings' means 'Excess of Revenues before Taxes, Dividends and Allocation of Net Proceeds' (excepting the impact of FASB 109 on earnings in the form of a non-cash extraordinary item related to an increase in federal taxes) determined in accordance with generally accepted accounting principles, and (ii) 'fiscal 1994 plan' means the Curtice Burns Estimated Income

                  Statement 9/93-12/94
                  attached as Exhibit A to the Letter
                  Agreement Re: Amendments to Financing
                  Agreements, dated as of January 31, 1994, among the Association Curtice Burns and the Bank.'

         6.  Amendments to Guaranty.  Subparagraph 'q' of
Section 7 of the Guaranty entitled 'Covenants' is amended in its entirety to read as follows:

             '(q) Achieve net earnings before taxes and
                  dividends of at least 90% of its fiscal
                  1994 plan as of the end of each fiscal
                  quarter (excepting the impact of FASB 109 on earnings in the form of a non-cash extraordinary item related to an increase in federal taxes) determined in accordance with generally accepted accounting principles. For purposes of this subparagraph 'q', 'fiscal 1994 plan' means, the Curtice Burns Estimated Income Statement 9/93-12/94 attached as Exhibit A to the Letter Agreement Re: Amendments to Financing Agreements, dated as of January 31, 1994, among the Association, Curtice Burns and the Bank.'

         7.  Representations and Warranties by Obligors.
The Obligors hereby represent and warrant to the Bank that the representations and warranties made by each of them respectively in the Financing Agreements are true and correct on and as of the date hereof, as if made on and as of the date hereof, except for representations and warranties relating to a prior date.

         8.  Further Assurances.  The Borrower and the
Guarantor shall take such action and execute and deliver to the Bank, or cause such action to be taken, or cause to be executed and delivered to the Bank, all such documents, instruments and agreements as the Bank shall deem necessary or desirable to carry out the purposes and intent of this Letter Agreement and the other Financing
Agreements.

         9.  Letter Agreement subject to Master Agreement.
This Letter Agreement is subject to all of the terms and conditions of the Master Agreement.

         10. Continuing Effect of Financing Agreements. This Letter Agreement shall not constitute a waiver or amendment of any provision of any of the Financing Agreements not expressly referred to herein and shall not be construed as a consent to any further or future action on the part of the Borrower or the Guarantor that would require consent by the Bank. Except as expressly amended or waived herein, the provisions of the Financing Agreements are and shall remain in full force and effect.

         11. Counterparts. This Letter Agreement may be executed in any number of counterparts, and by the Bank and each of the Obligors in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         Please indicate your agreement to all of the foregoing by executing this Letter Agreement by a duly authorized officer where indicated below and return this Letter Agreement to the Bank.

                          Very truly yours,

                          SPRINGFIELD BANK FOR COOPERATIVES

                          By: _____________________________

                          Title: __________________________

READ AND AGREED TO:

PRO-FAC COOPERATIVE, INC.

By: _________________________

Title: ______________________


CURTICE-BURNS FOODS, INC.

By: _________________________

Title: ______________________